UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 15, 2018

BOXLIGHT CORPORATION

(Exact name of registrant as specified in charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On March 15, 2018, Sheri Lofgren, the Chief Financial Officer of the Company tendered her resignation from such position. Ms. Lofgren’s decision to resign as Chief Financial Officer was for personal reasons. There were no disagreements between Ms. Lofgren and the Company on any matter relating to the Company’s operations, policies or practices which resulted in her resignation.

Appointment of New Chief Financial Officer

On March 15, 2018, at a meeting of the Board, the Board appointed Ms. Takesha Brown to serve as the new Chief Financial Officer of the Company. Since April 2017, Ms. Brown has served as the Company’s Controller. Prior to that, from 2010 through 2017, Ms. Brown first served in the role as Controller and then as Financial Reporting Manager at General Electric in Atlanta, Georgia. Ms. Brown started her career in public accounting, first with PricewaterhouseCoopers, then moving to Ernst & Young and staying there until 2010. At the time of her departure from Ernst & Young, Ms. Brown was an Audit Senior Manager. Ms. Brown is a licensed CPA with a Bachelor of Science in Commerce and Business Administration and a Masters of Accounting from The University of Alabama.

The Company entered into an employment agreement with Ms. Brown , dated as of March 19, 2018, pursuant to which Ms. Brown shall receive a base salary of $165,000 per year and shall, upon evaluation of her performance and at the discretion of the Company’s chief executive officer, be awarded a cash bonus in the amount of $12,500 on a quarterly basis commencing on the quarter ending June 30, 2018. In addition to (and not in lieu of) the base salary, the Company shall grant Ms. Brown employee stock options to purchase up to 35,000 shares of common stock (vesting in equal monthly installments over a one-year period, commencing on March 19, 2018), pursuant to the Corporation’s 2014 Stock Incentive Plan.

There are no family relationships between Ms. Brown and any of the officers of directors of the Company. Ms. Brown has not engaged in any related party transactions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Boxlight Corporation and Takesha Brown, dated March 19, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

By:	/s/ Mark Elliott
Name:	Mark Elliott
Title:	Chief Executive Officer

Dated: March 21, 2018

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